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                                                                                                                EXHIBIT 99.C


- -----------------------------------------------------------------------------------------------------------------------------
                                        PART 1--PLEASE PROVIDE YOUR TIN IN THE BOX AT
                                        RIGHT AND CERTIFY BY SIGNING AND DATE BELOW      ___________________________________
                                                                                                 Social Security Number
SUBSTITUTE
FORM W-9                                                                                or___________________________________
Department of the Treasury                                                                   Employer Identification Number

                                        PART 2--Check the box if you are NOT subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code because (1) you have not been notified that you are subject to backup withholding as a result of failure to report all interest or dividends or (2) the IRS has notified you that you are no
                                        longer subject to backup withholding.    / /

 Payer's Request for Taxpayer
 Identification Number (TIN)
                                        CERTIFICATION -- UNDER THE PENALTIES OF PERJURY,
                                        I CERTIFY THAT THE INFORMATION PROVIDED ON THIS                 Part 3 --
                                        FORM IS TRUE, CORRECT AND COMPLETE.
                                                                                                        Awaiting TIN    / /
                                        SIGNATURE__________________________ DATE_______________, 1994

- -----------------------------------------------------------------------------------------------------------------------------
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NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACK-UP
      WITHHOLDING OF 31% OF ALL REPORTABLE PAYMENTS MADE TO  YOU  PURSUANT
      TO THE EXCHANGE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR
      CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE
      FORM W-9 FOR ADDITIONAL DETAILS.

              YOU MUST COMPLETE THE FOLLOWING CERTIFICATE
                  IF YOU CHECKED THE BOX IN PART 3 OF
                         SUBSTITUTE FORM W-9.


          CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

     I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate
Internal Revenue Service Center or Social Security Administration Office or (b)
I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within sixty (60) days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number.

________________________________    DATE:__________________________________,1994
          Signature



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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR --
Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the Payor.


- -----------------------------------------------------------    -----------------------------------------------------------
                                       GIVE THE                                                       GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:              SOCIAL SECURITY         FOR THIS TYPE OF ACCOUNT:              IDENTIFICATION
                                       NUMBER OF--                                                    NUMBER OF--
- -----------------------------------------------------------    -----------------------------------------------------------
 1. An individual's account            The individual            8. Sole proprietorship account        The Owner(4)

 2. Two or more individuals            The actual owner          9. A valid trust, estate,             Legal entity (Do not
    (joint account)                    of the account or,           or pension trust                   furnish the
                                       if combined funds,                                              identifying number
                                       any one of the                                                  of the personal
                                       individuals(1)                                                  representative or
                                                                                                       trustee unless the
 3. Husband and wife                   The actual owner                                                legal entity itself
   (joint account)                     of the account or,                                              is not designated in
                                       if joint funds,                                                 the account
                                       either person(1)                                                title.)(5)

4. Custodian account of a minor        The minor(2)              10. Corporate account                 The Corporation
   (Uniform Gift to Minors Act)
                                                                 11. Religious, charitable, or         The organization
                                                                     educational organization account
5. Adult and minor                     The adult or,
   (joint account)                     if the minor is the       12. Partnership account held in the   The partnership
                                       only contributor,             name of the business
                                       the minor(1)
                                                                 13. Association, club or other        The organization
6. Account in the name of              The ward, minor,              tax-exempt organization
   guardian or committee for           or incompetent
   a designated ward, minor,           person(3)                 14. A broker or registered nominee    The broker or
   or incompetent person                                                                               nominee

7. a. The usual revocable savings      The grantor-              15. Account with the Department       The public entity
      trust account (grantor is        trustee(1)                    of Agriculture in the name of a
      also trustee)                                                  public entity (such as a State or
                                                                     local governmental school district
   b. So-called trust account that     The actual owner(1)           or prison) that receives
      is not a legal or valid trust                                  agricultural program payments
      under State law

- -----------------------------------------------------------      -----------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

  - A corporation.

  - A financial institution.

  - An organization exempt from tax under section 501(a), or an individual retirement plan.

  - The United States or any agency or instrumentality thereof.

  - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

  - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

  - An international organization or any agency, or instrumentality thereof.

  - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

  - A real estate investment trust.

  - A common trust fund operated by a bank under section 584(a).

  - An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

  - An entity registered at all times under the Investment Company Act of 1940.

  - A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

  - Payments to nonresident aliens subject to withholding under section 1441.

  - Payments to Partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

  - Payments of patronage dividends where the account received is not paid in money.

  - Payments made by certain foreign organizations.

  - Payments made to a nominee.


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Payments of interest not generally subject to backup withholding include the following:

  - Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

  - Payments of tax-exempt interest (including exempt interest dividends under section 852).

  - Payments described in section 6049(b)(5) to nonresident aliens.

  - Payments on tax-free covenant bonds under section 1451.

  - Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

  Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividend interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Beginning January 1, 1993, payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                  CONSULTANT OR THE INTERNAL REVENUE SERVICE.